             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                October 15, 1999



                                                DISTRIBUTION IN DOLLARS
                                                -----------------------
            ORIGINAL            PRIOR                                                                               CURRENT
              FACE            PRINCIPAL                                                    REALIZED   DEFERRED     PRINCIPAL
  CLASS       VALUE            BALANCE          PRINCIPAL     INTEREST         TOTAL        LOSSES    INTEREST      BALANCE
  -----   --------------    --------------    ------------  ------------    ------------    ------    --------   --------------
   A1     357,735,172.00    154,439,633.47    5,657,712.27    723,292.28    6,381,004.55      0.00     0.00      148,781,921.20
   A2      40,000,000.00     17,268,599.29      632,614.59     81,018.51      713,633.10      0.00     0.00       16,635,984.70
    R               0.00              0.00            0.00    463,519.90      463,519.90      0.00     0.00                0.00
 TOTALS   397,735,172.00    171,708,232.76    6,290,326.86  1,267,830.69    7,558,157.55      0.00     0.00      165,417,905.90

   SI       8,117,044.50      8,099,414.14            0.00     55,854.55       55,854.55    882.70     0.00       11,935,491.75



               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                 PASS-THROUGH RATES
               ---------------------------------------------                                 ------------------
             PRIOR                                                         CURRENT                      CURRENT
           PRINCIPAL                                                      PRINCIPAL                    PASS-THRU
 CLASS       FACTOR        PRINCIPAL      INTEREST        TOTAL            FACTOR            CLASS       RATE
 -----    ------------    -----------    ----------    -----------     --------------        -----     ---------
   A1     431.71498236    15.81536486    2.02186516    17.83723002       415.89961750          A1      5.620000 %
   A2     431.71498225    15.81536475    2.02546275    17.84082750       415.89961750          A2      5.630000 %
 TOTALS   431.71498235    15.81536485    3.18762528    19.00299014       415.89961750

   SI     997.82798283     0.00000000    6.88114375     6.88114375     1,470.42334805          SI      0.000000 %


IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                   Mina Sharaf
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7765
                          Email: mina.sharaf@chase.com

 [Image]                (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                October 15, 1999

 Sec. 4.01(i)      Principal Collections received during the Collection Period         6,271,382.08
                   Interest Collections received during the Collection Period          1,329,724.67
                   Additional Draw Amount                                                127,987.39

 Sec. 4.01(iii)    Floating Allocation Percentage                                       95.545745 %
                   Fixed Allocation Percentage                                          98.000000 %

 Sec. 4.01(iv)     Investor Certificate Interest Collections                           1,198,104.72

 Sec. 4.01(v)      Investor Certificate Principal Collections                          6,271,382.08

 Sec. 4.01(vi)     Seller Interest Collections                                            55,854.55
                   Seller Principal Collections                                          127,987.39

 Sec. 4.01(xi)     Accelerated Principal Distribution Amount                                  10.58
                   Accelerated Principal Distribution Amount Actually Distributed             10.58

 Sec. 4.01(xiii)   Amount Required to be Paid by Seller                                        0.00
                   Amount Required to be Paid by Servicer                                      0.00

 Sec. 4.01(xiv)    Servicing Fee                                                          75,765.40
                   Accrued and Unpaid Servicing Fees                                           0.00

 Sec. 4.01(xv)     Liquidation Loss Amounts (Net of Charge Off Amounts)                        0.00
                   Charge Off Amounts                                                     19,816.90
                   Charge Off Amounts allocable to Investor Certificateholders                 0.00

 Sec. 4.01(xvi)    Pool Balance as of end of preceding Collection Period             181,836,966.11
                   Pool Balance as of end of second preceding Collection Period      184,817,252.57

 Sec. 4.01(xvii)   Invested Amount                                                   167,447,156.32

 Sec. 4.01(xxi)    Has a Rapid Amortization Event Occurred?                                      NO

 Sec. 4.01(xxii)   Has an Event of Default Occurred?                                             NO

 Sec. 4.01(xxiii)  Amount Distributed to Credit Enhancer per 5.01(a)(1)                    8,961.16
                   Amount Distributed to Credit Enhancer per 5.01(a)(6)                        0.00
                   Unreimbursed Amounts Due to Credit Enhancer                                 0.00

 Sec. 4.01(xxiv)   Guaranteed Principal Distribution Amount                                    0.00

 Sec. 4.01(xxv)    Credit Enhancement Draw Amount                                              0.00

 Sec. 4.01(xxvi)   Amount Distributed to Seller per 5.01(a)(10)                          365,887.98

 Sec. 4.01(xxvii)  Maximum Rate                                                            8.3632 %
                   Weighted Average Net Loan Rate                                          8.3632 %


 [Image]                (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                October 15, 1999

 Sec. 4.01(xxviii) Minimum Seller Interest                                              3,587,654.55

 Sec. 4.01(xxix)   Required Servicer Advance                                                    0.00

                   Unreimbursed Required Servicer Advance                                       0.00

                   Required Servicer Advance Reimbursement                                      0.00

 Sec. 4.01(xxx)    Spread Account Requirement                                           2,778,569.52

                   Amount on deposit in the Spread Account                              2,778,569.52

                   Spread Account Deposit                                                  14,184.83

                   Spread Account Withdrawal                                               97,631.92

                                       Delinquencies

                                          Group 1
           Period          Number    Principal Balance      Percentage
           ------          ------    -----------------      ----------
           31-60 days      71        2,303,471.48           1.28 %
           61-90 days      17        521,061.99             0.29 %
           91-120 days     3         157,162.65             0.09 %
           121+ days       25        786,568.85             0.44 %
           Total           116       3,768,264.97           2.10 %


                                  Loans in Foreclosure

                                         Group 1
                          Number     Principal Balance      Percentage
                          ------     -----------------      ----------
                          0                       0.00          0.00 %


                                      Loans in REO

                                         Group 1
                          Number     Principal Balance      Percentage
                          ------     -----------------      ----------
                          0                       0.00          0.00 %


 [Image]               (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION